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                                                                    Exhibit 99.3

                         FORM OF SUPPLEMENTAL INDENTURE

                        21ST CENTURY TELECOM GROUP, INC.,
                                     Issuer


                13-3/4% Subordinated Exchange Debentures Due 2010

                              ---------------------

                          FIRST SUPPLEMENTAL INDENTURE
                              ---------------------



                            Dated as of ____ __, 2000



                             THE BANK OF NEW YORK,
                                     Trustee
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         This FIRST SUPPLEMENTAL INDENTURE, dated as of _____ ___, 2000, is between 21ST CENTURY TELECOM GROUP, INC., an Illinois corporation (the "Company"), and THE BANK OF NEW YORK (Formerly IBJ SCHROEDER BANK AND TRUST COMPANY), a New York banking corporation (the "Trustee").

                                    RECITALS

         WHEREAS, the Company and the Trustee entered into an Indenture, dated as of February 15, 1998 (the "Indenture"), pursuant to which the Company has originally issued its 13-3/4% Subordinated Exchange Debentures Due 2010 (the "Securities");


         WHEREAS, Section 9.02 of the Indenture provides that, subject to certain conditions stated therein, the Company and the Trustee may amend the Indenture, with the written consent of the Holders of a majority in principal amount of the Securities then outstanding (the "Requisite Consents");


         WHEREAS, the Company deems it desirable to make the necessary amendments to the Indenture; and


         WHEREAS, the Company has determined that all things necessary to make this First Supplemental Indenture a valid indenture and agreement according to its terms, including without limitation the receipt of the Requisite Consents, have been done, and the Company has delivered to the Trustee an Officer's Certificate and Opinion of Counsel stating that this First Supplemental Indenture is authorized or permitted under the Indenture.


         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Trustee agree as follows:



                                   ARTICLE ONE

                             AMENDMENTS TO INDENTURE

         1.1      AMENDMENTS TO ARTICLE 1

                  A. Section 1.01 of the Indenture is hereby amended with respect to the definition of "Affiliate" by deleting such definition and substituting the following therefor:

                           "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  B. Section 1.01 of the Indenture is hereby amended with respect to the definition of "Indebtedness" by deleting subsection (v) of such definition and substituting the following therefor:
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                           (v) with respect to any Subsidiary of such Person
                  (including any Restricted Subsidiary), the liquidation preference with respect to any Preferred Stock (but excluding any accrued dividends);

                  C. Section 1.01 of the Indenture is hereby amended with respect to the definition of "Unrestricted Subsidiary" by deleting such definition and substituting the following therefor:

                                    "Unrestricted Subsidiary" means (i) any
                  Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  D. Section 1.01 of the Indenture is hereby amended by deleting the following definitions in their entirety:

                  "Additional Assets"

                  "Annualized EBITDA"

                  "Area 1 Franchise"

                  "Asset Disposition"
                  "Average Life"

                  "Change of Control"


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                  "Consolidated Current Liabilities"

                  "Consolidated Interest Expense"

                  "Consolidated Leverage Ratio"

                  "Consolidated Net Income"

                  "Consolidated Net Tangible Assets"

                  "Consolidated Net Worth"

                  "Credit Agreement"

                  "EBITDA"

                  "Equity Offering"

                  "Existing Restricted Subsidiary"

                  "Investment"

                  "Market Assets"

                  "Market Swap"

                  "Net Available Cash"

                  "Net Cash Proceeds"

                  "Permitted Investment"

                  "Qualified Preferred Stock"

                  "Refinance"

                  "Refinancing Indebtedness"

                  "Related Business"


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                  "Restricted Payments"

                  "Subordinated Obligation"

                  "Temporary Cash Investment"

                  C. Section 1.02 of the Indenture is hereby amended by deleting the following definitions in their entirety:

                  "Affiliate Transaction"

                  "Change of Control Offer"

                  "Offer Amount"

                  "Offer Period"

                  "Purchase Date"

                  "Successor Company"

                  D. Section 1.04(6) of the Indenture is hereby deleted in its entirety.

                  E. Section 1.04(8) of the Indenture is hereby deleted in its entirety:

         1.2      AMENDMENTS TO ARTICLE 4

                  A. Section 4.02 of the Indenture is hereby deleted in its entirety.

                  B. Section 4.03 of the Indenture is hereby deleted in its entirety.

                  C. Section 4.04 of the Indenture is hereby deleted in its entirety.

                  D. Section 4.05 of the Indenture is hereby deleted in its entirety.

                  E. Section 4.06 of the Indenture is hereby deleted in its entirety.

                  F. Section 4.07 of the Indenture is hereby deleted in its entirety.

                  G. Section 4.08 of the Indenture is hereby deleted in its entirety.

                  H. Section 4.09 of the Indenture is hereby deleted in its entirety.

                  I. Section 4.10 of the Indenture is hereby deleted in its entirety.

                  J. Section 4.11 of the Indenture is hereby deleted in its entirety.


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         1.3 AMENDMENTS TO ARTICLE 5. Section 5.01 of the Indenture is hereby deleted in its entirety.

         1.4      AMENDMENTS TO ARTICLE 6


                  A. Subsections (3), (4), (6) and (9) of Section 6.01 of the Indenture are hereby deleted in their entirety.



                  B. The third paragraph following existing Section 6.01(9) of the Indenture (containing a reference to notification to the Company following certain Defaults) is hereby amended by deleting the references therein to subsections (3), (4), (6) and (a) of Section 6.01.



                  C. The fourth paragraph following existing Section 6.01(9) of the Indenture (containing a reference to delivery to the Trustee by the Company of an Officer's Certificate following certain events which may lead to an Event of Default) is hereby amended by deleting the references therein to subsections
(3), (4), (6) and (a) of Section 6.01.


         1.5 AMENDMENTS TO ARTICLE 8. Section 8.01(b) of the Indenture is amended to read in its entirety as follows:

                                    (b) Subject to Sections 8.01(c) and 8.02,
                  the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) the operation of Sections 6.01(7) and 6.01(8) (with respect only to Significant Subsidiaries) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                                    If the Company exercises its legal
                  defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(7) and 6.01(8) (with respect only to Significant Subsidiaries).

                                    Upon satisfaction of the conditions set
                  forth herein and upon request of the Company, the Trustee shall acknowledge in a writing prepared by the Company and reasonably satisfactory


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to the Trustee the discharge of those obligations that the Company terminates.


                                  ARTICLE THREE

                                  MISCELLANEOUS

         2.1 Upon the execution and delivery of this First Supplemental Indenture by each of the Company and the Trustee, the Indenture shall be amended and supplemented in accordance herewith, and this First Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby, as hereby amended and supplemented; provided, however, that the provisions of the First Supplemental Indenture shall not become operative until the Company has notified the Trustee that it has accepted for exchange or payment the Securities which represent at least a majority of all Securities outstanding under the Indenture (and at such time the provisions of this First Supplemental Indenture shall automatically become operative without the requirement of any further action by or notice to the Company, the Trustee or any holder of Securities).

         2.2 This First Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes. Except as specifically modified herein, the Indenture and the Securities are in all respects ratified and confirmed and shall remain in full force and effect in accordance with their terms, with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

         2.3 Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this First Supplemental Indenture. This First Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

         2.4 THIS FIRST SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

         2.5 The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

                          [NEXT PAGE IS SIGNATURE PAGE]


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         IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed, all as of the date first written above.

                                            21st CENTURY TELECOM GROUP, INC.


                                            By:
                                                -------------------------------

                                                -------------------------------

                                                -------------------------------

                                            The Bank of New York,
                                              as Trustee

                                            By:
                                                -------------------------------

                                                -------------------------------

                                                -------------------------------


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